UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

ASTRA SPACE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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ASTRA SPACE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 29, 2021

We are pleased to notify you that we will hold the 2021 annual meeting of our stockholders on September 29, 2021, at 9:30 a.m. Pacific Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ASTR2021 for the following purposes:

1.	To elect two (2) directors, each to serve until the 2024 annual meeting of our stockholders;

2.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Our board of directors has established the close of business on August 30, 2021 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.

A list of stockholders will be available at our headquarters at 1900 Skyhawk Street, Alameda, CA 94501 for a period of at least ten days prior to our 2021 annual meeting. A list of stockholders will also be available electronically on the virtual meeting website during the meeting.

We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 pandemic. As a result, our 2021 annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend our 2021 annual meeting online, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ASTR2021. Details regarding how to attend the meeting online are more fully described in this proxy statement.

Whether you plan to attend the annual meeting or not, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card, or the instructions that accompany your proxy materials to attend our 2021 annual meeting virtually via the Internet.

Thank you for your continued support of Astra Space, Inc. We look forward to seeing you at the annual meeting.

ASTRA SPACE, INC.

/c/ Chris Kemp
Chris Kemp
Chief Executive Officer and Chairman of the Board of Directors

September 7, 2021

Alameda, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be

Held on September 29, 2021:

The proxy statement, annual report and form of proxy card are available at

https://investor.astra.com/

i

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

ASTRA SPACE, INC.

TO BE HELD ON SEPTEMBER 29, 2021

INTRODUCTION

The board of directors of Astra Space, Inc., or our Board, is soliciting proxies from stockholders for its use at the 2021 annual meeting of stockholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on September 29, 2021, at 9:30 a.m., Pacific Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ASTR2021.

This proxy statement relates to the solicitation of proxies by our Board for use at the 2021 annual meeting.

On or about September 7, 2021, we will commence mailing a full set of proxy materials to all stockholders entitled to vote at the 2021 annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement, our Annual Report to Stockholders for the period from June 2, 2020 (inception) through December 31, 2020 and our Form of Proxy Card) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the period from June 2, 2020 (inception) through December 31, 2020, consisting of the Company’s Annual Report on Form 10-K, as amended, filed on March 12, 2021 and May 3, 2021, the Company’s Current Report on Form 8-K, dated June 30, 2021 and filed on July 1, 2021, and the Company’s amendment to the Current Report on Form 8-K, dated June 30, 2021 and filed on July 1, 2021 are available at https://investor.astra.com/.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

The purposes of the 2021 annual meeting are:

1.	To elect two (2) directors, each to serve until the 2024 annual meeting of our stockholders;

2.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on August 30, 2021 as the “record date” for the 2021 annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our common stock at that time. As of this record date, (i) 201,219,000 shares of our Class A common stock were issued and outstanding, held by approximately 174 registered stockholders of record and (ii) 56,239,188 shares of our Class B common stock were issued and outstanding, held by two (2) registered stockholders of record. Each issued and outstanding share of Class A common stock as of the record date is entitled to one vote and each issued and outstanding share of Class B common stock as of the record date is entitled to 10 votes on each matter properly to come before the 2021 annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote will be available for examination during the annual meeting at www.virtualshareholdermeeting.com/ASTR2021.

Voting Shares That You Hold In Your Name

You have three choices:

•

VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Pacific Time, on September 28, 2021. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

•

VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Pacific Time, on September 28, 2021. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

•	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.

Virtual Meeting

In light of the public health concerns related to the ongoing COVID-19 pandemic and after careful consideration, our Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.

To participate in the 2021 annual meeting, stockholders as of the record date, or their duly appointed proxies, will need the 16-digit control number provided on the proxy card, voting instructions form or Notice. We encourage you to access the meeting 10 minutes before the start time of 9:30 a.m., Pacific Time, on September 29, 2021. Please allow ample time for online check-in, which will begin at 9:00 a.m., Pacific Time, on September 29, 2021. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ASTR2021. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/ASTR2021.

Attending the Annual Meeting

The 2021 annual meeting will be held entirely online at www.virtualshareholdermeeting.com/ASTR2021. A summary of the information you need to attend the 2021 annual meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/ASTR2021.

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the 2021 annual meeting.

•	Please have your 16-digit control number to enter the 2021 annual meeting.

•	Stockholders may submit questions while attending the 2021 annual meeting via the Internet.

•	The meeting webcast will begin promptly at 9:30 a.m., Pacific Time.

•	We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Webcast replay of the 2021 annual meeting will be available until the sooner of September 29, 2022 or the date of the next annual meeting of stockholders to be held in 2022.

Technical Assistance for the Virtual Meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the 2021 annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposal 1 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal.

Your Voting Options on Each of the Proposals

You may vote “for all”, “withhold all” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote) or “for all except” with respect to the election of each nominee for director (Proposal 1).

You may vote “for,” “against” or “abstain” with respect to the proposal on the ratification of the appointment of Grant Thornton (Proposal 2).

If any other matter is presented at the 2021 annual meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2021 annual meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

•	FOR the election as director of each of the two (2) individuals named as its nominees in this proxy statement (Proposal 1); and

•	FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 2).

If any other matter is properly brought before the 2021 annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

As a stockholder, you are entitled to cast one vote per share for each of the two (2) nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee).

Election of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the 2021 annual meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “for” or “withhold.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors. The election of directors is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the election of directors.

A majority of the votes properly cast at the meeting will approve: (i) the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and (ii) all other matters that arise at the 2021 annual meeting. Only “for” and “against” votes will affect the outcome. Abstentions will have no effect on the ratification of the appointment of Grant Thornton as our independent registered public accounting firm. This is a routine matter. Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Please note, however, that because the vote on the ratification of Grant Thornton is advisory in nature, the results of such vote will not be binding upon our Board or its committees.

Quorum

The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2021 annual meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.

Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the two numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at our 2021 annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our second amended and restated certificate of incorporation or amended and restated bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his discretion and judgment.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the 2021 annual meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the meeting or by giving written notice to the Secretary. Attendance at the meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the stockholder votes by remote communication at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our 2021 annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:

•	reduced disclosure about our executive compensation arrangements;

•	exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K with the Securities and Exchange Commission, or the SEC) or we issue more than $1 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our financial statements may not be directly comparable to those of other public companies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of seven (7) directors. In accordance with the terms of our second amended and restated certificate of incorporation and amended and restated bylaws, our Board is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class I directors, Chris Kemp and Adam London, are up for reelection at this 2021 annual meeting of stockholders, and the Class II directors, Craig O. McCaw and Scott Stanford, will be up for reelection at the 2022 annual meeting of stockholders. The Class III directors are Michael Lehman, Michèle Flournoy and Lisa Nelson, and their terms will expire at the 2023 annual meeting of stockholders. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating the two (2) current Class I directors listed below for re-election. If re-elected, each of these two (2) nominees will serve on our Board until the 2024 annual meeting, or until his or her successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his or her earlier death, resignation or removal.

Below is certain information concerning our Board’s nominees for election at this year’s 2021 annual meeting. The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the person should be re-elected as a director of the Company.

Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.

Elsewhere in this proxy statement you will find information concerning the number of shares of our common stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.

Required Vote of Stockholders

Election of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the two director nominees who receive the greatest number of votes at the 2021 annual meeting will be elected. Stockholders have the option to vote “for” each of the nominees, “withhold” their vote from each of the nominees or “withhold” their vote from any one of the nominees. Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors and broker non-votes will have no effect on the election of directors.

Our Board recommends that you vote FOR the two (2) nominees named below.

The following persons have been nominated for election to our Board:

Name	Year First Elected as Director	Position
Chris Kemp	2021	Director
Adam London	2021	Director

Chris Kemp, age 44, is our co-founder, Chairman, Chief Executive Officer and President. Mr. Kemp leads the overall company strategy and direction. Mr. Kemp founded Astra in October 2016. Mr. Kemp previously served as the Chief Technology Officer of NASA IT. During his time at NASA from November 2007 until March 2011, Mr. Kemp developed cloud computing strategy for the United States Federal Government with the White House and founded OpenStack, an open infrastructure software platform, which is the largest and fastest growing open source project in history, in 2010. Mr. Kemp currently serves on the Board of Directors at Scalr, an information technology and services company, and has served in that role since April 2015. Mr. Kemp has also served as an advisor to Planet Labs, an aviation and aerospace company, since January 2013, and Ripcord, a computer software company, since October 2015. Mr. Kemp previously founded and served as the CEO of three venture-backed start-ups, all of which are now owned by public companies. Mr. Kemp studied Computer Engineering at the University of Alabama in Huntsville and currently teaches at Stanford University. Mr. Kemp is qualified to serve as our Chief Executive Officer and as a director due to his experience running software, information technology and aerospace companies and his expertise with new technologies, specifically in the aerospace industry.

Adam London, age 48, is our co-founder, Chief Technology Officer and serves as one of our directors. Dr. London helped to found Astra in October 2016 and has served as the Chief Technology Officer and director since then. Dr. London leads our technology strategy and long-term product roadmap. Dr. London co-founded and served as a managing partner for Ventions, LLC, which was our predecessor company, from January 2005 until September 2016. While at Ventions, LLC, Dr. London spent 10+ years leading initiatives to miniaturize high-performance rocket technologies, supported by funding from the Defense Advanced Research Projects Agency, NASA, and other government agencies. Prior to founding Ventions, LLC and Astra, Dr. London served as an engagement manager at McKinsey & Company, where he focused on the automotive and manufacturing sectors. Dr. London holds a B.S., M.S. and Ph.D. in Aerospace Engineering from Massachusetts Institute of Technology, where his research culminated in the creation of a liquid-cooled chemical rocket engine smaller than a postage stamp. Dr. London is qualified to serve as our Chief Technology Officer and as a director due to his extensive experience leading technology strategy in different capacities and his expertise with rocket design.

Continuing Members of the Board of Directors

The following information describes the offices held and other business directorships, the class and term of each director whose term continues beyond this 2021 annual meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Craig O. McCaw, age 72, is an industry pioneer, visionary investor, serial entrepreneur and deeply experienced operator. Mr. McCaw has been Chairman and Chief Executive Officer of Holicity since June 2020. He is also Chairman and Chief Executive Officer of Colicity (NASDAQ: COLIU) since February 2021. Mr. McCaw has been Chairman of Pendrell since 2000, where he acted as Executive Chairman from 2014 to 2018 and currently acts as Co-Chief Executive Officer since October 2018. Mr. McCaw has also served as Chairman and Chief Executive Officer of Eagle River Inc. since June 1993, President of COM Investments LLC since December 1997, and President of COM Family Foundation since 1998.

Since October 2010, Mr. McCaw has served on the board of directors, including as former Chairman, of The Nature Conservancy. Mr. McCaw currently serves as a Member of the Climate Leadership Council, a Board Member of the Horatio Alger Association and a Global Advisory Board Member of the Khan Academy. From 2018 to 2021, Mr. McCaw served as a Member of the Advisory Board for Project LOON, a former subsidiary of Alphabet (NASDAQ: GOOGL). From 2014 to 2018, Mr. McCaw was a Member of the Harvard Business School Board of Deans Advisors.

Throughout his career of over five decades, Mr. McCaw started and built many companies in the cable, cellular telephone and wireless broadband industries. Mr. McCaw was Chairman and Chief Executive Officer of McCaw

Cellular Communications, which he built into the nation’s leading provider of cellular services before its sale to AT&T in 1996. Following the sale of McCaw Cellular, Mr. McCaw restructured Nextel Communications and later founded Nextel International and co-founded Nextel Partners. He also founded NEXTLINK Communications in 1994, later renamed XO Communications, where he served as Chief Executive Officer and as a Director. In 2003, Mr. McCaw co-founded and served as Chairman and Chief Executive Officer of Clearwire Corporation, a wireless broadband company. Mr. McCaw is a graduate of Stanford University.

We believe Mr. McCaw is qualified to serve as one of our directors due to his extensive business experience and expertise, and his ability to identify key business opportunities for significant growth.

Scott Stanford, age 51, has served as a member of the Board since December 2017. Mr. Stanford has served as the co-founder of several companies, including ACME, LLC and its affiliates, a venture capital firm, since February 2013; and Silicon Foundry, a membership-based corporate advisory platform, since February 2013. Prior to these roles, Mr. Stanford served as a managing director at Goldman Sachs from June 2004 until February 2013. Mr. Stanford also serves as a member of the board of directors of several private companies, including Cue Health Inc., a health technology company, since December 2017; Curology, Inc., a direct to consumer prescription skincare company, since September 2015; Luka, Inc., an artificial intelligence and software development company, since April 2016; and BFA Industries (formerly known as ipsy) a personalized beauty commerce company, since September 2015. Mr. Stanford holds an MBA from Harvard Business School. We believe Mr. Stanford is qualified to serve as a member of the Board based on his experience as a director of multiple technology and healthcare companies. We believe Mr. Stanford is qualified to serve as a member of the Board based on his experience as a director of multiple technology and healthcare companies.

Michael Lehman, age 71, has served as one of the Company’s directors since June 2021. Mr. Lehman has also served the University of Wisconsin in various capacities since March 2016, currently as Interim Chief Operating Officer of the Wisconsin School of Business, and previously as Special Advisor to the Chancellor, Interim Vice Provost for Information Technology, Chief Information Officer and Interim Vice Chancellor for Finance and Administration. He is also currently on the Board of MGIC Investment Corp. and has served in that role since 2001. He had previously been a consultant (2014-2016); Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services. Mr. Lehman is qualified to serve as one of the Company’s directors due to his financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company; his skills in addressing the range of financial issues facing a large company with complex operations; his senior executive and operational experience; as well as his technology and cybersecurity experience.

Michèle Flournoy, age 60, has served as one of the Company’s directors since August 2021. Ms. Flournoy’s career has spanned many roles in the Defense industry, ranging from research to advisory. She is the co-founder and managing partner of WestExec Advisors, a strategic advisory firm formed in early 2018. She previously served as the Under Secretary of Defense for Policy from February 2009 to February 2012, acting as principal advisor to the Secretary of Defense in the formulation of national security and defense policy, oversight of military plans and operations, and in National Security Council deliberations. She led the development of the Department of Defense’s 2012 Strategic Guidance and represented the Department in dozens of foreign engagements, in the media and before Congress. Ms. Flournoy co-founded the Center for a New American Security (“CNAS”), a bipartisan think tank, in 2007 and serving as President until 2009. She returned to serve as the CEO of CNAS from July 2014 through December 2017. Ms. Flournoy is also the recipient of numerous honors and awards, and has edited and authored various works on a broad range of defense and national security issues. In addition, Ms. Flournoy has also served on numerous business and advisory boards such as Booz Allen Hamilton, Spirit of America, The U.S. Naval Academy Foundation, CARE and the Honorary Advisory Committee of The Leadership Council for Women in National Security. Ms. Flournoy is also a former member of the President’s Intelligence Advisory Board, the CIA Director’s External Advisory Board, and the Defense Policy Board, and is currently a member of the Council on Foreign Relations and the Aspen Strategy Group, and is a Senior Fellow at Harvard’s Belfer Center for Science and International Affairs. We believe Ms. Flournoy is qualified to serve as a member of the Board based on her extensive experience in the defense industry and as a co-founder of two respected and successful organizations.

Lisa Nelson, age 45, has served as one of the Company’s directors since August 2021. Ms. Nelson has extensive knowledge and depth of experiences both as a strategic and operational leader and has developed valuable perspective in matters of digital transformation, business growth strategy and risk management. Ms. Nelson has served in different management positions at several Global 500 companies around the world. Ms. Nelson was most recently at Microsoft from August 2005 to October 2019 where she held executive roles across corporate accounting, investor relations, finance and business development. While at Microsoft, Ms. Nelson co-founded Microsoft’s first venture fund, M12, and served as Managing Director for three years before retiring from Microsoft. Following her retirement from Microsoft, she has served as an advisor and director to a number of global businesses and charitable organizations. Currently, she is a member of the board of directors of the following organizations: Transforming Age (since July 2020), DNA Seattle (since June 2021) and Kuelap Inc. (since June 2021). She also serves on the advisory boards of Flying Fish Partners (since July 2020), Movac, a venture capital fund in New Zealand (since July 2020), Brooks Running (since January 2021), amongst others. She is also Edmund Hillary Fellow.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”), and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with Directors” below.

The Merger

The Company was originally named Holicity Inc. (“Holicity”), and was established as a special purpose acquisition company, which completed its initial public offering in August 2020. Holicity was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination (as defined below), the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash.

On June 30, 2021, the Company consummated its previously announced business combination pursuant to the terms of the Business Combination Agreement, dated February 2, 2021, including the merger of Holicity Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) with and into Astra Space, Inc., with Astra Space, Inc. continuing as the surviving corporation and as a wholly-owned subsidiary of Holicity (the “Business Combination”). Effective as of immediately prior to the effective time of the Business Combination, Mr. Kemp, Dr. London, Mr. McCaw, Mr. Stanford and Mr. Lehman were appointed to serve as directors of the Company. R. Gerard Salemme, Dennis Weibling, Wayne Perry and Cathleen A. Massey resigned as directors of the Company.

In connection with the closing of the Business Combination on June 30, 2021 (the “Closing”), the surviving company and wholly owned subsidiary of Holicity, Astra Space, Inc., changed its name to “Astra Space Operations, Inc.” and Holicity changed its name to “Astra Space, Inc.”

On August 10, 2021, the Company appointed two additional members of the Board of Directors, Michèle Flournoy and Lisa Nelson.

When we refer in the proxy statement to “Holicity,” we mean the Company prior to the consummation of the Business Combination Agreement. When we refer in this proxy statement to “Astra,” we mean Astra Space Operations, Inc. prior to the consummation of the Business Combination Agreement. When we refer in this proxy statement to the Company, we mean the Company after the consummation of the Business Combination Agreement.

Board Leadership Structure

The leadership of the Board is structured so that it is led by the Chair, who also serves as the Company’s Chief Executive Officer and President. When the Chair of the Board is not an independent director, a Lead Director may be elected annually by the Board. The Board has elected Scott Stanford to serve as Lead Director.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence

Our Board currently consists of seven (7) members. Our Board has determined that five (5) of those members, Ms. Flournoy, Ms. Nelson, Mr. McCaw, Mr. Stanford and Mr. Lehman, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market, or Nasdaq. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that five of our directors are “independent directors” as defined under applicable rules of the Nasdaq Stock Market, including, in the case of all three members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Kemp is not an independent director under these rules because he is our Chief Executive Officer and President. Dr. London is not an independent director under these rules because he is our Chief Technology Officer.

Role of Board in Risk Oversight Process

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Committees and Attendance

Holicity’s Board held two meetings during 2020. During that time, no member of Holicity’s Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he served (held during the period that such director served).

In addition to regular meetings of our Board, the Company’s non-management, independent directors meet in executive sessions without management participation.

Holicity’s Board had established only one standing committee, the audit committee. Our Board has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our Board. The charters for each committee are available under the Investors / Governance / Governance Documents page on our website at www.astra.com.

Audit Committee

In connection with the Business Combination, on June 30, 2021, our Board reconstituted the Audit Committee as follows: The members of our audit committee are Michael Lehman, Lisa Nelson and Scott Stanford; Mr. Lehman chairs the audit committee. Our Board has determined that each of Mr. Stanford, Ms. Nelson and Mr. Lehman satisfies the independence standards for audit committee purposes as that term is defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has also determined that Mr. Lehman qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. The audit committee’s specific responsibilities include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

During the period from June 2, 2020 (inception) through December 31, 2020, Holicity’s audit committee met two times, with each meeting attended by all members of the audit committee of Holicity prior to the Business Combination, Dennis Weibling, Wayne Perry and Cathleen A. Massey. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”

Compensation Committee

In connection with the Business Combination, on June 30, 2021, our Board established the compensation committee. The members of our compensation committee are Michael Lehman and Scott Stanford. Mr. Stanford chairs the compensation committee. Our Board has determined that each member of the compensation committee satisfies the independence standards of the applicable rules of the Nasdaq Stock Market and Rule 10C-1 of the Exchange Act and is a “non-employee directors” as defined in Section 16b-3 of the Exchange Act. The compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate such responsibilities of the full committee to the executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq, except that compensation actions affecting the CEO may not be delegated.

The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. Our compensation committee’s specific responsibilities include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing our executive compensation policies and plans;

•

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	administering our incentive compensation equity-based incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•	assisting management in complying with our proxy statement and Annual Report disclosure requirements;

•	if required, producing a report on executive compensation to be included in our annual proxy statement;

•	reviewing and establishing general policies relating to compensation and benefits of our employees; and

•	reviewing our overall compensation philosophy.

Prior to the Merger, the Company did not have a compensation committee.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, appoint, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will have sole authority and direct responsibility to approve such compensation consultant’s or other adviser’s fees and other retention terms, to oversee the work of and to terminate such compensation consultant or other adviser, to pay from the funds of the Company reasonable compensation to such compensation consultant or other adviser retained by the compensation committee, and to provide for appropriate funding for such reasonable compensation, which will be provided by the Company and determined by the compensation committee. However, before selecting or obtaining the advice of a compensation consultant, legal counsel or other adviser

(other than in-house legal counsel), the compensation committee will consider all factors relevant to the independence of such consultant, counsel or other adviser from management, including the factors set forth in Nasdaq rules then in effect and any other applicable laws, rules or regulations. After considering such factors, the compensation committee has appointed the Reward Solutions practice of AON, LLC as the committee’s compensation consultant. The compensation committee also obtains advice on compensation related matters from its legal advisors, Ropes & Gray LLP and Cozen O’Connor P.C.

Nominating and Corporate Governance Committee

In connection with the Business Combination, on June 30, 2021, our Board established the nominating and corporate governance committee. The members of our nominating and corporate governance committee are Michèle Flournoy and Craig O. McCaw. Ms. Flournoy chairs the nominating and corporate governance committee. Our board of directors has determined that each member of the nominating and corporate governance committee satisfies the independence standards of the applicable rules of the Nasdaq Stock Market.

Our nominating and corporate governance committee’s specific responsibilities include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines.

Prior to the Merger, the Company did not have a nominating and corporate governance committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on our website at www.investor.astra.com. In addition, we will post on our website all other disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code and policy.

Our corporate governance guidelines are available under the Investors / Governance / Governance Documents page of our website, www.astra.com.

Director Nomination Process

Our Board has delegated to the nominating and corporate governance committee the task of identifying, considering, recruiting, reviewing and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the policy of our Board that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates shall include consideration of a range of diversity perspectives, including but not limited to professional experience, skills, knowledge and length of service.

The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Stockholders have the right under our amended and restated bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or re-election as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected, and (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and any Stockholder Associated Person (as defined in the Company’s amended and restated bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s amended and restated bylaws. Such nomination information should be submitted to: Astra Space, Inc., 1900 Skyhawk Street, Alameda, California 94501, Attention: Corporate Secretary.

Communication with Directors

Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the board of directors, Astra Space, Inc., 1900 Skyhawk Street, Alameda, California 94501, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board, the appropriate committee chairperson or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.

Director Attendance at Annual Meeting

Each director who is up for election at an annual meeting of stockholders or who has a term that continues after such annual meeting are expected to attend the 2021 annual meeting. Mr. Kemp is unable to attend the 2021 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Class A common stock and Class B common stock as of August 30, 2021 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors (including the director nominees); and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of Company stock is based on 201,219,000 shares of Class A common stock and 56,239,188 shares of Class B common stock issued and outstanding as of August 30, 2021.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of common stock beneficially owned by them. Except as otherwise indicated, the address of each beneficial owner listed is c/o Astra Space, Inc., 1900 Skyhawk Street, Alameda, California 94501.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
Directors and Executive Officers
Adam London(1)	—	—	29,143,555	51.82%	38.17%
Chris C. Kemp(1)	6,650	*	27,095,633	48.18%	35.48%
Kelyn Brannon(1)	—	—	—	—	—
Martin Attiq(1)	310,916	*	—	—	*
Benjamin Lyon(1)	—	—	—	—	—
Craig O. McCaw(2)(3)	7,900,484	3.93%	—	—	1.03%
Michael E. Lehman(4)	6,250	*	—	—	*
Scott Stanford(5)	29,656,192	14.74%	—	—	3.88%
Lisa Nelson(1)	—	—	—	—	—
Michèle Flournoy(1)	—	—	—	—	—
All directors and executive officers as a group (ten individuals)	37,880,492	18.83%	56,239,188	100%	78.61%

Five Percent Holders:
Funds Managed by ACME, LLC and affiliates(5)	29,656,192	14.74%	—	—	3.88%
A/NPC Holdings LLC(6)	25,155,093	12.50%	—	—	3.29%
Canaan X L.P.(7)	20,689,668	10.28%	—	—	2.71%

*	less than 1%
**

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to 10 votes per share and each share of Class A common stock is entitled to one vote per share.

(1)	The business address of each of these holders is 1900 Skyhawk Street, Alameda, CA 94501.
(2)	The business address of Mr. McCaw is 2300 Carillon Point, Kirkland, WA 98033.
(3)

X-icity Holdings Corporation is the record holder of the shares reported herein. R. Gerard Salemme and Randy Russell are shareholders of Pendrell, the corporate parent of X-icity Holdings Corporation, and may be entitled to distributions of securities held by Pendrell. Mr. McCaw is the Co-CEO of Pendrell. Mr. McCaw shares voting and investment discretion with respect to the Class A common stock held of record by Pendrell. Mr. McCaw disclaims any beneficial ownership of any shares held by Pendrell. The business address of Pendrell is 2300 Carillon Point, Kirkland, WA 98033.

(4)

The number of shares includes 6,250 shares of Holicity common stock purchased on the open market by Mr. Lehman. These shares converted into 6,250 shares of Class A common stock upon consummation of the Business Combination. The business address of Mr. Lehman is 1101 Farwell Drive, Madison WI 53704.

(5)

Funds managed by ACME, LLC and affiliates are Sherpa Ventures Fund II, LP and ACME SPV AS, LLC (collectively “ACME Capital”). Scott Stanford and Hany Nada exercise voting and dispositive control over the securities held by ACME Capital and thus may be deemed to beneficially own such securities. The business address of such holders is 800 Market Street, Suite 800, San Francisco, CA 94102.

(6)

A/NPC Holdings LLC is a Delaware limited liability company (“A/NPC Holdings”). 61.24% of the interests of A/NPC Holdings are held by Newhouse Cable Holdings, LLC, a New York limited liability company (“Newhouse Cable”). The remaining 38.76% of the interests in A/NPC Holdings are held by Advance Communications Company LLC, a New York limited liability company (“Advance Communications Co.”), which is also the managing member of A/NPC Holdings. Newhouse Cable is a wholly-owned subsidiary of Newhouse Broadcasting Corporation, a New York corporation. Advance Communications Co. is an indirect wholly-owned subsidiary of Advance Publications, Inc., a New York corporation (“API”). All of the common shares in API are owned by Newhouse Family Holdings, L.P., a Delaware limited partnership (“NFH”). As a result of its ownership of all of the outstanding common shares of API, NFH has the power to elect the board of directors of API. Advance Long-Term Management Trust, a New Jersey trust (“Advance Long-Term Trust”), is the sole general partner of NFH. The trustees of Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi and Thomas Summer. NFH, Advance Long-Term Trust and each trustee of Advance Long-Term Trust disclaim beneficial ownership of the shares of Class A Common Stock reported on this proxy statement. The business address of A/NPC Holdings LLC is c/o Advance Finance Group, One World Trade Center, 43rd Floor, New York, NY 10007, Attn: William J. Barry and Sol Cotlier.

(7)

The shares are held directly by Canaan X L.P. (the “Canaan Fund”). The sole general partner of the Canaan Fund is Canaan Partners X LLC (“Canaan X”), and may be deemed to have sole voting, investment and dispositive power with respect to the shares held by the Canaan Fund. Investment and voting decisions with respect to the shares held by the Canaan Fund are made by the managers of Canaan X, collectively. The business address is 2765 Sand Hill Road, Menlo Park, CA 94025.

EXECUTIVE OFFICERS

The below table identifies and sets forth certain biographical and other information regarding our executive officers as of August 30, 2021. There are no family relationships among any of our executive officers or directors.

Name	Age	Position
Chris Kemp	44	Chief Executive Officer, President and Chairman
Adam London	48	Chief Technology Officer and Director
Kelyn Brannon	62	Chief Financial Officer
Martin Attiq	38	Chief Business Officer
Benjamin Lyon	42	Chief Engineer and Executive Vice President of Engineering and Operations

Executive Officers

Chris Kemp is our co-founder, Chairman and Chief Executive Officer. Mr. Kemp leads the overall company strategy and direction. Mr. Kemp founded Astra in October 2016. Mr. Kemp previously served as the Chief Technology Officer of NASA IT. During his time at NASA from November 2007 until March 2011, Mr. Kemp developed cloud computing strategy for the United States Federal Government with the White House and founded OpenStack, an open infrastructure software platform, which is the largest and fastest growing open source project in history, in 2010. Mr. Kemp currently serves on the Board of Directors at Scalr, an information technology and services company, and has served in that role since April 2015. Mr. Kemp has also served as an advisor to Planet Labs, an aviation and aerospace company, since January 2013, and Ripcord, a computer software company, since October 2015. Mr. Kemp previously founded and served as the CEO of three venture-backed start-ups, all of which are now owned by public companies. Mr. Kemp studied Computer Engineering at the University of Alabama in Huntsville and currently teaches at Stanford University.

Adam London is our co-founder, Chief Technology Officer and serves as one of our directors. Dr. London helped to found Astra in October 2016 and has served as the Chief Technology Officer and director since then. Dr. London leads our technology strategy and long-term product roadmap. Dr. London co-founded and served as a managing partner for Ventions, LLC, which was our predecessor company, from January 2005 until September 2016. While at Ventions, LLC, Dr. London spent 10+ years leading initiatives to miniaturize high-performance rocket technologies, supported by funding from the Defense Advanced Research Projects Agency, NASA, and other government agencies. Prior to founding Ventions, LLC and Astra, Dr. London served as an engagement manager at McKinsey & Company, where he focused on the automotive and manufacturing sectors. Dr. London holds a B.S., M.S. and Ph.D. in Aerospace Engineering from Massachusetts Institute of Technology, where his research culminated in the creation of a liquid-cooled chemical rocket engine smaller than a postage stamp.

Kelyn Brannon serves as our Chief Financial Officer and has served in that role since December 2020. Ms. Brannon leads our finance, legal and people functions. Throughout her career, Ms. Brannon has served as the Chief Financial Officer for several companies in the information technology and software industries. Ms. Brannon previously served as the Chief Financial Officer at Asure Software from October 2017 until August 2020. She has also served as a self-employed Finance Executive Consultant from May 2015 to December 2020, through which she offered consultative services for board and audit committee presentations and corporate governance. Ms. Brannon was the Chief Financial Officer of Arista Networks, Inc. from July 2013 until April 2015. Prior to that, she was the Chief Financial Officer at Delivery Agent, where she prepared Delivery Agent for its Initial Public Offering.

Martin Attiq serves as our Chief Business Officer and has been with Astra since January 2020. Mr. Attiq leads our business development, partnerships, spaceport services, real estate strategy, communications and policy. From January 2016 until January 2020, Mr. Attiq served as the Vice President and Head of Strategic Partnerships

for SigFig, a digital innovation company for retail banking and wealth management. Prior to that, from July, 2005 to July, 2015, Mr. Attiq was a Director at BlackRock, where he co-founded and helped scale the Financial Markets Advisory group. Mr. Attiq holds a B.S.E. in Industrial and Operations Engineering from the University of Michigan as well as an M.S. in Management from Stanford University Graduate School of Business where he was a Sloan Fellow.

Benjamin Lyon has served as our Chief Engineer and Executive Vice President of Engineering and Operations since February 2021. Mr. Lyon previously served Apple in various capacities since May 1999, most recently as Senior Director of the Special Projects Group since April 2014, and previously as Director of Sensing Hardware, Senior Manager of Sensing Hardware, Electrical Engineer – Technical Lead for Trackpads and Electrical Engineer for Input and Displays. Mr. Lyon holds a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of the Company’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination Agreement. Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Astra Space, Inc. and its subsidiaries.

For the year ended December 31, 2020, Astra’s named executive officers (“Named Executive Officers” or “NEOs”) were:

•	Chris Kemp, Chief Executive Officer;

•	Adam London, Chief Technology Officer; and

•	Kelyn Brannon, Chief Financial Officer.

The objective of the Company’s compensation program is to provide a total compensation package to each NEO that will enable the Company to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short-and long-term business strategies and reward NEOs for performance. The Board has historically determined the compensation for the NEOs.

For 2020, the compensation program for the NEOs consisted of base salary and incentive compensation delivered in the form of stock option awards, each as described below:

•

Base Salary. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•	Stock Awards. Each of Chris Kemp and Adam London were granted stock awards in 2020 in recognition of past service.

•

Stock Option Awards. Stock option awards are granted to attract, retain and motivate qualified talent by providing the opportunity to acquire a proprietary interest in the Company and align the executive’s interests and efforts to the long-term interests of the Company’s stockholders.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to Astra by our NEOs for the year ended December 31, 2020.

Name and Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Chris Kemp	2020	$256,000		$23,572,500	$969	$23,829,469
Founder, Chief Executive Officer

Adam London	2020	$227,000		$7,857,500	—	$8,084,500
Founder, Chief Technology Officer

Kelyn Brannon	2020	$8,021	(2)	—	$6,205,050	$6,213,071
Chief Financial Officer

(1)

The amounts in these columns represent the aggregate grant-date fair value of stock and option awards granted to each NEO, computed in accordance with FASB ASC Topic 718. See Note 10 to Astra’s audited consolidated financial statements included in Astra’s Form S-1 Registration Statement, filed as of July 15, 2021, for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.
(2)	Ms. Brannon commenced employment with us on December 23, 2020. Ms. Brannon’s annualized base salary in 2020 was $330,000.

Narrative Disclosure to Summary Compensation Table

Base Salary

Each of the NEOs receives a salary in respect of his or her services. Prior to February 1, 2021, the annual base salaries for the NEOs were $256,000 for Mr. Kemp, $227,000 for Dr. London and $330,000 for Ms. Brannon. On February 1, 2021, Mr. Kemp’s annual base salary was increased to $600,000, Dr. London’s to $400,000 and Ms. Brannon’s to $400,000, in each case.

Annual Bonuses

None of the NEOs received an annual bonus relating to services provided during 2020.

Equity Compensation

In connection with the commencement of her employment with Astra, Ms. Brannon received a grant of 1,500,000 stock options, with 1/4 of the stock options vesting on the first anniversary of the vesting commencement date and 1/48 of the stock options vesting each month thereafter. On April 23, 2021, however, the Board accelerated vesting of all of Ms. Brannon’s options, which were subsequently immediately exercised and sold to unaffiliated investors in the secondary market.

In 2020, in recognition of their historical service and dedication to Astra, Mr. Kemp was issued 5,250,000 shares and an option to acquire 10,000 stock options and Dr. London was issued 1,750,000 shares, all of which were fully vested at the time of grant.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2020.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date
Chris Kemp	2/26/2020	(1)	10,000	—	$0.31	2/26/2030

Kelyn Brannon	12/27/2020	(2)	—	1,500,000	$0.44	12/27/2030

(1)	Represents an option to purchase 10,000 shares of Astra Class A common stock, which was fully vested on the date of grant.
(2)

Represents an option to purchase 1,500,000 shares of Astra Class A common stock, with 1/4 of the underlying shares scheduled to vest on December 23, 2021, and as to 1/48 of the underlying shares each month thereafter, until fully vested on December 23, 2024, generally subject to continued employment through the applicable vesting date. On April 23, 2021, the Board accelerated vesting of all of Ms. Brannon’s options, which were subsequently immediately exercised and sold to unaffiliated investors in the secondary market.

Employee Benefits

We provide all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible participants to participate in our 401(k) plan.

Employment Agreements

In 2020, with the exception of an offer letter with Ms. Brannon, which set forth her base salary and eligibility to participate in employee benefit plans, none of our NEOs had entered into employment agreements with the Company.

In anticipation of the Business Combination, Astra entered into new employment agreements with each of our executives, which includes each of our NEOs and became effective on the date of the Business Combination. The employment agreements were subsequently amended on September 1, 2021. The material terms of the employment agreements, as amended, are summarized below:

•	Mr. Kemp will serve as the Astra Founder, Chief Executive Officer and President, with an annual base salary of $600,000.

•	Dr. London will serve as the Astra Founder, Chief Technology Officer, with an annual base salary of $400,000.

•

Ms. Brannon will serve as our Chief Financial Officer, with an annual base salary of $400,000, and eligibility to earn an annual bonus with a target equal to 75% of base salary (in 2021, only with respect to her base salary after the Closing).

The employment agreements provide that if an executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (as each such term is defined in the employment agreement), other than in connection with a change of control, the executive will be entitled to severance consisting of (i) twelve months’ salary continuation; (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus; (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination; and (iv) accelerated vesting of unvested equity awards. If the qualifying termination occurs within the three months prior to or twelve months following a change of control, the severance will instead consist of (i) twelve months’ salary continuation (twenty-four months, for Mr. Kemp); (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus; (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination (eighteen months, for Mr. Kemp); and (iv) accelerated vesting of unvested equity awards.

In either case, the Company’s obligation to make the severance payments, and the executive’s right to retain the same, is wholly conditioned on the executive providing a general release of claims in favor of the Company and continuing to comply with his or her obligations under the employment agreement, including the restrictive covenants.

The employment agreements each contain (i) a perpetual confidentiality covenant; (ii) an assignment of intellectual property covenant; (iii) non-competition and non-solicitation of business partners covenants during the course of employment; (iv) a non-solicitation covenant with respect to employees and other service providers during the course of employment and for twelve months thereafter; and (v) a non-disparagement obligation.

2021 Omnibus Incentive Plan (the “Incentive Plan”)

The Incentive Plan reserved 36,765,000 shares of Class A common stock for issuance for awards in accordance with the terms of the Incentive Plan. In addition, the number of shares of Class A common stock in the pool will ultimately increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 5% of the sum of number of shares of (x) Class A common stock and (y) Class B common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A common stock as determined by the Board. The purpose of the Incentive Plan is to advance the Company’s interests by providing for the grant to our employees, directors, consultants and advisors of stock and stock-based awards. The Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants to expend maximum effort in the creation of stockholder value. The Company expects the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

2021 Employee Stock Purchase Plan (the “ESPP”)

The ESPP reserved 5,000,000 shares of Class A common stock for grants to participants of options to purchase shares of Class A common stock in accordance with the terms of the ESPP. In addition, the number of shares reserved for issuance will ultimately increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 1% of the sum of number of shares of (x) Class A common stock and (y) Class B common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A common stock as determined by the Board. The purpose of the ESPP is to enable eligible employees to use payroll deductions to purchase shares of Class A common stock and thereby acquire an interest in the Company. The Company expects that the Board or the Compensation Committee will make grants of awards under the ESPP to eligible participants. Employees who are eligible to participate in the ESPP may elect to participate in the ESPP in accordance with, and subject to, its terms and conditions.

DIRECTOR COMPENSATION

None of Astra’s non-employee directors received compensation in respect of their services as directors of Astra during 2020. While Mr. Kemp served as a member of the board of directors in 2020, he did not receive additional compensation for director services, and all compensation earned by him with respect to his employment with Astra is set forth above under “Executive Compensation”.

As of June 30, 2021, the non-employee directors of the Company are entitled to receive for their service on the Board, an annual retainer of $250,000, which will be paid in a combination of no more than $87,500 in cash and the issuance of stock options and/or restricted stock units of Class A common stock, having a value equal to at least $162,500. Non-employee directors serving as lead independent director, committee chairs and committee members will also receive the following cash fees:

Lead Independent Director	$20,000

Audit Committee
Chair	$20,000
Member	$10,000

Compensation Committee
Chair	$15,000
Member	$7,500

Nominating and Corporate Governance Committee
Chair	$10,000
Member	$5,000

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Astra Space, Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Astra Space, Inc.’s Corporate Governance Guidelines. Further, our Board has determined that Mr. Lehman is an audit committee financial expert as defined by the rules of the SEC.

We believe that Holicity’s audit committee fully discharged its oversight responsibilities consistent with our charter, including with respect to the audit process. Holicity’s audit committee reviewed and discussed our audited financial statements for the period from June 2, 2020 (inception) through December 31, 2020, with management and Withum. Management has the responsibility for the preparation of the Company’s financial statements, and Withum has the responsibility for the audit of those statements. We understand that Holicity’s audit committee discussed with Withum the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We understand that Holicity’s audit committee received the written disclosures and the letter from Withum pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between Withum and the Company and the potential effects of any disclosed relationships on Withum’s independence, and discussed with Withum its independence. Holicity’s audit committee reviewed with Withum their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Withum’s examination of the Company’s financial statements both with and without management.

Based on these reviews and discussions with management and Withum, Holicity’s audit committee approved the inclusion of Holicity’s audited financial statements in its Annual Report on Form 10-K for the period from June 2, 2020 (inception) through December 31, 2020 for filing with the SEC.

On June 30, 2021 in connection with the consummation of the Business Combination Agreement, the Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm for the fiscal year ended December 31, 2021, subject to ratification by Astra Space, Inc.’s stockholders.

Audit Committee

Michael Lehman, Chair

Lisa Nelson

Scott Stanford

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since June 2, 2020 (inception), to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”

Initial Public Offering of Holicity

On August 7, 2020, Holicity consummated its initial public offering of 27,500,000 units. Additionally, Holicity granted the underwriters a 45-day option from the date of the final prospectus relating to the initial public offering to purchase up to 4,125,000 additional units to cover over-allotments, if any, at the initial public offering price, less underwriting discounts and commissions. On August 11, 2020, the underwriters purchased 2,500,000 over-allotment units pursuant to the partial exercise of the Over-Allotment Option. The underwriters did not exercise the remaining portion of their Over-Allotment Option.

Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock for $11.50 per share, subject to adjustment. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $300,000,000. On June 4, 2020, Pendrell Corporation (“Pendrell”) purchased an aggregate of 7,187,500 Founder Shares in exchange for payment of certain offering costs of $25,000, or approximately $0.003 per share. Pendrell transferred such shares to the Sponsor on June 9, 2020. In July 2020, the Sponsor transferred 30,000 Founder Shares to the independent director nominees of Holicity, 150,000 shares to Craig O. McCaw, 100,000 shares to Randy Russell, 80,000 shares to R. Gerard Salemme, 40,000 shares to Steve Ednie and 239,000 to other directors, officers, employees and consultants of Pendrell, in each case for approximately the same per-share price initially paid by our sponsor, resulting in the Sponsor holding 6,488,500 Founder Shares. On August 4, 2020, Holicity effectuated a 1.1-for-1 Class B common stock split resulting in an aggregate of 7,906,250 Founder Shares outstanding. As a result, the Initial Stockholders forfeited 406,250 shares, resulting in the Initial Stockholders holding an aggregate of 7,500,000 shares of Class B common stock, of which 6,731,100 are held by the Sponsor. The shares forfeited by the Initial Stockholders were cancelled by Holicity.

Our Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants in connection with Holicity’s Initial Public Offering and the sale of the over-allotment units, at a price of $1.50 per Private Placement Warrant, or $8,000,000 in the aggregate. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination.

Holicity’s officers and directors were entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on Holicity’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Holicity’s audit committee reviewed on a quarterly basis all payments that were made to our Sponsor, Holicity’s officers, directors or its or their affiliates.

Exchange with Co-Founders and Executive Officers

To facilitate the delivery of Astra Class B common stock by Mr. Kemp and Dr. London, Astra entered into an exchange agreement with Mr. Kemp and Dr. London, effective as of immediately prior to the consummation of the Business Combination, pursuant to which each share of Astra Class A common stock held by Mr. Kemp and Dr. London was automatically exchanged for one share of Astra Class B common stock such that as of immediately following the completion of the Business Combination, Mr. Kemp and Dr. London collectively held approximately 75% of the voting power of the capital stock of the Company on a fully-diluted basis.

Private Placements

Series C Financing

On January 28, 2021, Astra entered into a Series C Preferred Stock Purchase Agreement pursuant to which Astra issued an aggregate of 42,854,347 shares of Astra Series C preferred stock. 4,531,055 shares of Astra Series C preferred stock were issued at a purchase price of $6.62097 per share for aggregate consideration of approximately $29,999,979. In addition, 38,323,292 shares of Astra Series C preferred stock were issued upon the conversion of certain of Astra’s outstanding convertible promissory notes at a purchase price of $1.32703 or $1.70618 per share, for aggregate consideration of approximately $60,989,852. The outstanding shares of Astra Series C preferred stock were exchanged for shares of Class A common stock in connection with the Closing.

The participants in this preferred stock financing include certain holders of more than 5% of Astra’s capital stock or entities related to Astra’s and Holicity’s directors. The following table sets forth the aggregate number of shares of Astra Series C preferred stock issued to these related persons in this preferred stock financing:

Name	Shares	Aggregate Purchase Price	Date of Issuance
A/NPC Holdings LLC	7,819,887	$10,377,225	January 28, 2021
Canaan X, L.P.	2,151,738	$3,078,271	January 28, 2021
ACME Capital	584,964	$820,160	January 28, 2021
Pendrell Corporation(1)	1,510,352	$9,999,995	January 28, 2021

(1)	Craig McCaw, the Chairman and co-Chief Executive Officer of Pendrell, became a member of the Board upon the Closing and serves on the Nominating and Corporate Governance Committee.

Series B Financing

On June 20, 2018, Astra entered into a Series B Preferred Stock Purchase Agreement pursuant to which, from June 20, 2018, June 22, 2018, June 25, 2018, July 16, 2018 and July 18, 2018, Astra issued an aggregate of 70,713,123 shares of Astra Series B preferred stock. 41,434,856 shares of Astra Series B preferred stock were issued in exchange for cash at a purchase price of $1.333008 per share for aggregate consideration of approximately $55,232,995. In addition, 29,278,267 shares of Astra Series C preferred stock were issued upon the conversion of certain of Astra’s outstanding convertible promissory notes at a purchase price of $0.653436 per share, for aggregate consideration of approximately $19,131,477. The outstanding shares of Astra Series B preferred stock were exchanged for shares of Class A common stock in connection with the Closing.

The participants in this preferred stock financing include certain holders of more than 5% of Astra’s capital stock and entities related to Astra’s directors. The following table sets forth the aggregate number of shares of Astra Series B preferred stock issued to these related persons in this preferred stock financing:

Name	Shares	Aggregate Purchase Price	Date of Issuance
A/NPC Holdings LLC	30,007,321	$39,999,998	June 20, 2018
Canaan X, L.P.	20,737,976	$15,080,349	June 20, 2018
ACME Capital	8,989,019	$8,422,765	June 20, 2018

Convertible Note Financing

June 2019 Convertible Note Financing

On June 10, 2019, Astra entered into a Convertible Note Purchase Agreement, pursuant to which, on June 10, 2019, June 12, 2019, June 13, 2019, July 19, 2019, and July 25, 2019, Astra issued $14,835,000 aggregate principal amount of Astra convertible notes. Interest on the Astra convertible notes accrues at the rate of 2.37% or 2.13% per year, as applicable.

The participants in this convertible note financing include certain holders of more than 5% of Astra’s capital stock. The following table sets forth the aggregate principal amount of Astra convertible notes issued to these related persons in this convertible note financing:

Name	Aggregate Purchase Price	Date of Issuance
A/NPC Holdings LLC	$10,000,000	June 10, 2019
Canaan X, L.P.	$2,000,000	June 10, 2019
ACME Capital	$600,000	June 10, 2019

October 2019 Convertible Note Financing

On October 1, 2019, Astra entered into a Convertible Note Purchase Agreement, pursuant to which, on October 1, 2019, February 6, 2020, February 12, 2020, February 28, 2020, October 29, 2020, November 12, 2020, November 16, 2020, November 19, 2020, December 1, 2020 and December 11, 2020, Astra issued $45,000,000 aggregate principal amount of Astra convertible notes. Interest on the Astra convertible notes accrues at the rate of 1.69%, 1.59% or 1.85% per year, as applicable.

The participants in this convertible note financing include certain holders of more than 5% of Astra’s capital stock. The following table sets forth the aggregate principal amount of Astra convertible notes issued to these related persons in this convertible note financing.

Name	Aggregate Purchase Price	Date of Issuance
Canaan X, L.P.	$2,000,000	June 10, 2019
ACME Capital	$600,000	June 10, 2019

Agreements with Astra Stockholders

Investors’ Rights, Voting and Right of First Refusal Agreements

In connection with Astra’s Series C preferred stock financing, Astra entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Astra’s preferred stock and certain holders of its common stock.

Investors’ Rights Agreement

In connection with the execution of the Business Combination Agreement, Holicity, Astra, certain Holicity Stockholders and certain Astra stockholders entered into the Investors’ Rights Agreement, to be effective at the Closing. In addition, all other Astra stockholders that received capital stock of the Company in the Business Combination signed a joinder to the Investors’ Rights Agreement pursuant to a letter of transmittal.

Pursuant to the Investors’ Rights Agreement, the Company will be required to register for resale securities held by the stockholders party thereto. The Company will have no obligation to facilitate more than one demand made by the Sponsor or its affiliates that the Company register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by the Company. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement also restricts the ability of the Astra Founders and the Sponsor who is a party thereto to transfer its shares of common stock for a period of one year following the Closing, subject to certain permitted transfers, unless the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing. In addition, the Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of common stock for a period of six months following the Closing, subject to certain permitted transfers.

Agreements with Pendrell

Bridge Loan with Pendrell

On May 20, 2021, Astra entered into the Bridge Loan with Pendrell as the lender, pursuant to which Pendrell agreed to make a loan to Astra in a principal amount of $25,000,000. Pendrell is the parent of Sponsor and entered into the Bridge Loan with Astra to provide it with liquidity during the period prior to the Closing. The Bridge Loan was repaid in full in connection with the Closing.

Director and Officer Indemnification and Directors’ and Officers’ Liability Insurance

Our second amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Person Transaction Policy

The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the Closing, the Board selected the firm of Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. Before selecting Grant Thornton, the Board carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance for Astra Space Operations, Inc. (formerly, Astra Space, Inc.) in prior years (including fiscal years ending December 31, 2020 and 2019), including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The Board, and the audit committee have expressed its satisfaction with Grant Thornton in all of these respects.

WithumSmith+Brown, PC (“Withum”) served as independent registered public accounting firm for Holicity with respect to the audit of Holicity’s consolidated financial statements for the period from June 2, 2020 (inception) through December 31, 2020. Accordingly, the Company informed Withum that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following completion of its audit of the Company’s financial statements for the period from June 2, 2020 (inception) through December 31, 2020.

We are not required to have the stockholders ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of Grant Thornton, but ultimately may decide to retain Grant Thornton as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Grant Thornton will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees and Services

Audit and other fees billed to us by Withum for the period from June 2, 2020 (inception) through December 31, 2020 are as follows:

2020
Audit Fees	$135,136
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$135,136

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings, including Holicity’s initial public offering and quarterly review. The aggregate fees of Withum related to audit and review services in connection with our initial public offering and business combination totaled $85,490 for the period from June 2, 2020 (inception) through December 31, 2020. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the period from June 2, 2020 (inception) through December 31, 2020, we did not pay Withum any audit-related fees.

Tax Fees. We did not pay Withum for tax return services, planning and tax advice for the period from June 2, 2020 (inception) through December 31, 2020.

All Other Fees. We did not pay Withum for any other services for the period from June 2, 2020 (inception) through December 31, 2020.

Pre-Approval by Audit Committee of Principal Accountant Services.

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services. Any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present by remote communication or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of Grant Thornton. Abstentions will have no effect on the results of this vote.

Our Board recommends that you vote FOR the proposal to ratify Grant Thornton as the Company’s registered independent public accounting firm for 2021 (Proposal 2).

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2020, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2020.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement for the 2022 annual meeting of stockholders, which is expected to be held on or about May 25, 2022, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Astra Space, Inc., 1900 Skyhawk Street, Alameda, CA 94501 no later than January 25, 2022, which is 120 days prior to May 25, 2022.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, at Astra Space, Inc., 1900 Skyhawk Street, Alameda, CA 94501. To be timely for the 2022 annual meeting, which is expected to be held on or about May 25, 2022, the stockholder’s notice must be delivered to or mailed and received by us not before January 25, 2022 or after February 24, 2022, which is not more than one hundred twenty (120) days, and not less than ninety (90) days prior to May 25, 2022. If the 2022 annual meeting of stockholders is more than thirty (30) days before or after May 25, 2022, we must receive the notice on or before ten (10) days after the day on which the date of the 2022 annual meeting is first disclosed in a public announcement. Such notice must provide the information required by our amended and restated bylaws with respect to each matter the stockholder proposes to bring before the 2022 annual meeting.

ANNUAL REPORT

Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s annual report to stockholders a copy of the Company’s Annual Report on Form 10-K, which was required to be filed with the SEC for the period from June 2, 2020 (inception) through December 31, 2020, filed on March 12, 2021 and May 3, 2021, the Company’s Current Report on Form 8-K, dated June 30, 2021 and filed on July 1, 2021, and the Company’s amendment to the Current Report on Form 8-K, dated June 30, 2021 and filed on July 1, 2021. Please address all requests to:

Kelyn Brannon, Corporate Secretary

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE 2021 ANNUAL MEETING

The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement, our Annual Report to Stockholders for the period from June 2, 2020 (inception) through December 31, 2020 and our Form of Proxy Card) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the period from June 2, 2020 (inception) through December 31, 2020 are available at www.investor.astra.com.

We are mailing a full set of our printed proxy materials to stockholders on or about September 7, 2021. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website at www.astra.com.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

ASTRA SPACE, INC. 1900 SKYHAWK STREET ALAMEDA, CA 94501 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ASTR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D59717-P61417 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ASTRA SPACE, INC. The Board of Directors recommends you vote FOR Proposals 1 and 2: 1. Election of Directors Nominees: To be elected for terms expiring in 2024: For Against Abstain 1a. Chris Kemp ! ! ! 1b. Adam London ! ! ! For Against Abstain 2. Ratify the appointment of Grant Thornton LLP as Astra Space, Inc.’s independent registered public accounting firm for fiscal 2021. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D59718-P61417 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTRA SPACE, INC. The undersigned hereby appoints Kelyn Brannon with power to act as proxy and attorney-in-fact and hereby authorizes her to represent and vote, as provided on the other side, all the shares of Astra Space, Inc. Common Stock which the undersigned is entitled to vote and, in her discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held September 29, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)